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                                                                    Exhibit 4.11

                                   AGREEMENT

     THIS AGREEMENT is made as of February 20, 2001, by and between Inforetech Wireless Technology, Inc., a corporation organized under the laws of the state of Nevada, U.S.A., with headquarters located at Suite 214, 5500-152/nd/ Street, Surrey, British Columbia, Canada V35-8E7 (the "Company") and Augustine Fund, L.P. an Illinois limited partnership (the "Investor").

                                   RECITALS

     A. The Investor purchased certain securities from the Company, including the Series A Eight Percent (8%) Convertible Note Due August 4, 2003 (the "Note"). In connection with the purchase of such securities, including the Note, the parties entered into certain agreements, including the Securities Purchase Agreement, Registration Rights Agreement and Share Pledge and Security Agreement. In addition, the Company issued the Note and a Warrant for 100,000 shares of common stock of the Company. The existing agreements, Note and Warrant shall be referred to as the "Existing Documents."

     B. In January 2001, the Company acquired ProShot Golf, Inc. In order to comply with U.S. securities laws and regulations of the Securities and Exchange Commission, sales under the prospectus included in a registration statement on Form SB-2 (File No. 333-47332) were suspended until such time as the registration statement is amended to reflect such acquisition (the "Amended Registration Statement") and declared effective by the SEC.

     C. Capitalized terms not defined herein shall have the meanings ascribed to them in the Existing Documents.

                                  AGREEMENTS

     NOW, THEREFORE, in consideration of their respective promises contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the parties, the Company and the Investor hereby agree as follows:

     1.  PURCHASE OF NEW STOCK

         a.  Purchase.  Upon execution by both parties of this Agreement, the
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Investor shall purchase by wire transfer and the Company promptly shall issue
80,000 shares of the Company's common stock for a purchase price of $100,000. (These shares and the shares referenced in Section 4 below are referred to as "New Stock.")

         b.  Investment Purposes.  The Investor is purchasing the New Stock
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described herein for its own account for investment only and not with a view towards, or in connection with, the public sale or distribution thereof, except pursuant to sales registered under or exempt from the 1933 Act. The Investor is not purchasing the New Stock for the purpose of covering short sale positions in the Common Stock. The Investor agrees to offer, sell or otherwise transfer the New Stock only (i) in accordance with the terms of this Agreement, and (ii) pursuant to
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registration under the 1933 Act or to an exemption from registration under the
1933 Act and any other applicable New Stock laws. The Investor does not by its representations contained in this section agree to hold the New Stock for any minimum or other specific term and reserves the right to dispose of the New Stock at any time pursuant to a registration statement or in accordance with an exemption from registration under the 1933 Act, in all cases in accordance with applicable state and federal securities laws.

         c.  Accredited Investor Status. The Investor is an "accredited
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investor" as that term is defined in Rule 501 (a) of Regulation D. The Investor has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of an investment made pursuant to this Agreement. The Investor is aware that it may be required to bear the economic risk of an investment made pursuant to this Agreement for an indefinite period of time, and is able to bear such risk for an indefinite period.

         d.  Reliance on Exemptions.  The Investor understands the New Stock is
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being offered and sold to it in reliance on specific exemptions from the registration requirements of the applicable United States federal and state securities laws and that the Company is relying upon the truth and accuracy of, and the Investor's compliance with, the representations, warranties, acknowledgments, understandings, agreements and covenants of the Investor set forth herein in order to determine the availability of such exemptions and the eligibility of the Investor to acquire the New Stock.

         e.  Information.  The Investor and its advisors, if any, have been
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furnished with all materials relating to the business, finances and operations of the Company and materials relating to the offer and sale of the New Stock that have been requested by the Investor. The Investor and its advisors, if any, have been afforded the opportunity to ask all such questions of the Company as they have in their discretion deemed advisable. The Investor understands that its investment in the New Stock involves a high degree of risk. The Investor has sought such accounting, legal and tax advice as it has considered necessary to an informed investment decision with respect to the investment made pursuant to this Agreement.

         f.  No Government Review. The Investor understands that no United
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States federal or state agency or any other government or governmental agency has passed on or made any recommendation or endorsement of the New Stock or the fairness or suitability of the investment in the New Stock, nor have such authorities passed upon or endorsed the merits of the offering of the New Stock.

         g.  Transfer or Resale. The Investor understands that: (i) the New
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Stock has not been and is not being registered under the 1933 Act or any state securities laws, and may not be offered for sale, sold, assigned or transferred unless either (a) subsequently registered thereunder or (b) the Investor shall have delivered to the Company an opinion by counsel reasonably satisfactory to the Company, in form, scope and substance reasonably satisfactory to the Company, to the effect that the New Stock to be sold, assigned or transferred may be sold, assigned or transferred pursuant to an exemption from such registration, (ii) any sale of such New Stock made in reliance on Rule 144 (as hereafter defined) may be made only in accordance with the terms of Rule 144 and further, if Rule 144 is not applicable, any resale of such New Stock under circumstances in which the seller (or the person though whom the sale is made) may be deemed to be an underwriter (as that term is defined in the 1933 Act) may require compliance with some other exemption under the 1933 Act or the rules and regulations of the SEC

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thereunder, and (iii) neither the Company nor any other person is under any obligation to register the New Stock under the 1933 Act or any state securities laws or to comply with the terms and conditions of any exemption thereunder (in each case, other than pursuant to this Agreement).

         h.  Legend. The Investor understands that until such time as the New
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Stock has been registered under the 1933 Act or otherwise may be resold by the
Investor pursuant to Rule 144 (as amended, or any applicable rule which operates to replace said Rule) promulgated under the 1933 Act, the stock certificates representing the New Stock will bear a restrictive legend (the "Legend") in substantially the following form:

     THE NEW STOCK REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE NEW STOCK ACT OF 1933, AS AMENDED (THE "ACT"), OR APPLICABLE STATE SECURITIES LAWS(COLLECTIVELY, THE "LAWS"). THE NEW STOCK HAVE BEEN ACQUIRED FOR INVESTMENT AND MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED IN THE ABSENCE OF EITHER (I) AN EFFECTIVE REGISTRATION STATEMENT FOR THE NEW STOCK UNDER THE LAWS, OR (II) AN OPINION OF COUNSEL PROVIDED TO THE ISSUER IN FORM, SUBSTANCE AND SCOPE REASONABLY ACCEPTABLE TO THE ISSUER TO THE EFFECT THAT REGISTRATION IS NOT REQUIRED UNDER THE LAWS DUE TO AN AVAILABLE EXCEPTION TO OR EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE LAWS.

     The Legend shall be removed and the Company will issue certificates without the Legend to the holder of the New Stock upon which the Legend is stamped, in accordance with Section 1(g) above.

         i.  Authorization; Enforcement. This Agreement has been duly and
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validly authorized, executed and delivered by the Investor and is a valid and binding agreement of the Investor enforceable in accordance with its terms, subject as to enforceability to general principles of equity and to bankruptcy, insolvency, moratorium, and other similar laws affecting the enforcement of creditors' rights generally.

     2. CONTRACTUAL "BLACK-OUT" PERIOD. The parties agree to delete any and all restrictions on conversion set forth in the first paragraph of Section 5(c) in the Securities Purchase Agreement and the first and third paragraphs of
Section 4(a) of the Note. It is the intention of the parties to remove all conversion restrictions relating to the Price Floors.

     3.  REVISED CONVERSION TERMS.  The parties agree that subsection (y) of
Section 4(a) of the Note shall be deleted and replaced with the following language: "75% of the lowest three closing bid prices during the ten (10) trading days immediately preceding the conversion date (as hereinafter defined), as quoted by Bloomberg."

     4. SHARES IN AMENDED REGISTRATION STATEMENT. The Company agrees to register no less than 150% of that number of shares of its common stock issuable if the Investor were to convert as of the date of filing its entire Note into shares of common stock in the Amended Registration Statement for the purpose of resales by the Investor. The Company also agrees not to add any selling security holders to the Amended Registration Statement other than those included in the registration statement as originally filed.

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     5.  ADDITIONAL COMMON SHARES.  As referenced in Recital B. above, the
Company intends to file the Amended Registration Statement and cause it to become effective. In the event the Amended Registration Statement is declared effective by the SEC no later than April 2, 2001, and such Amended Registration Statement includes at least that number of shares issuable if the Investor were to convert its entire Note into shares of common stock, the Investor shall purchase by wire transfer and the Company promptly shall issue 80,000 shares of the Company's common stock for a purchase price of $100,000. The same representations, warranties and covenants of the Investor set forth in Section 1 of this Agreement shall apply with equal force to this Section. In the event all of the conditions cited are not met, the Investor shall have no obligation to purchase such shares of the Company's common stock.

     6. PIGGY-BACK REGISTRATION RIGHTS. With respect to the common shares purchased by the Investor pursuant to Sections 1 and 4 of this Agreement, the Company hereby grants the Investor so-called "piggy-back" registration rights, i.e., agrees to include the New Stock in the next registration statement filed by the Company which is an appropriate form for the registration of the resale by selling stockholders of securities of the Company.

     7. The Investor hereby grants the Company the redemption right which is set forth in Section 4(b) of the Note. Such redemption right shall be granted for a period of 180 days from the date hereof and without regard to the previous day's closing price of the Company's common stock. All other conditions and provisions of the redemption right set forth in section 4(b) of the Note shall continue in force.

     IN WITNESS WHEREOF, the Company and the Investor have caused this Agreement to be duly executed as of the date first above written.

                                     COMPANY:

                                     Inforetech Wireless Technology, Inc.



                                     By:_____________________________________

                                     ________________________________________
                                                      Title


                                     INVESTOR:
                                     Augustine Fund, L.P.

                                     By:  Augustine Capital Management, L.L.C.,
                                            Its General Partner



                                     By:_____________________________________

                                     ________________________________________

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                                                      Title

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